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                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated June 7, 1996, relating to the financial statements of Prudential of Florida, Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company.

/s/ Joel Baum
September 26, 1996